    Exhibit 10.17

SEPARATION AGREEMENT
I, Reginald Seeto, have resigned from my employment with CareDx, Inc. (“Company”), effective November 1, 2023 (“Resignation Date”). The “Effective Date” of this Separation Agreement is the date of execution.
1.Consideration: In exchange for this Agreement, I shall be entitled to receive the payments and benefits set forth in this Section 1 (collectively, the “Consideration”), which payment and benefits I am not otherwise entitled to receive and which will not be taken into account when determining my rights or benefits under any employee benefit plan, program or policy, notwithstanding anything in it to the contrary.
(a)Separation Payment: The Company will pay me continuing payments of severance pay at a rate equal to $51,666 per month, less applicable federal, state and local withholdings, reported via Internal Revenue Service Form W-2, for fourteen (14) months from the date of my separation, and paid periodically in accordance with the Company’s normal payroll policies. In addition, the Company will pay me my 2023 annual target bonus of Six Hundred Twenty Thousand Dollars ($620,000.00), less applicable tax withholdings, reported via Internal Revenue Service Form W-2. This bonus payment will be paid in accordance with the Company’s standard bonus payment schedule in February 2024. These payments will not be taken into account when determining my rights or benefits under any other program.
(b)COBRA Subsidy: In addition to the normal COBRA rights I have and in exchange for my signing this Agreement, the Company agrees to reimburse me COBRA coverage that I purchase until the earlier of eighteen (18) months or when I become eligible for group health insurance coverage through a new employer, provided that I timely elect continuation coverage. The reimbursement shall be in an amount equivalent to my current health plan costs.
2.Other Compensation: The Company shall pay all other normal compensation, benefits, and expense reimbursement due and owing me under applicable law up to the Resignation Date which shall be payable in accordance with the Company’s customary and normal payroll policies.
3.Tax Reporting and Withholding: The Company will report all payments due under this Agreement to tax authorities, and withhold taxes and other amounts from them, as it determines is consistent with applicable law. I agree not to make any claim against the Company or any other person based on how the Company reports amounts or withholds taxes from them, or if an adverse determination is made as to the tax treatment of any amounts payable under this Agreement. I agree that the Company has no duty to try to prevent such an adverse determination, except as specifically set forth in the Consulting Agreement.
4.Releases: I irrevocably, unconditionally, and forever release (i.e., give up) all known and unknown claims that I have as of the time I sign this Agreement against the Company, all current and former, direct and indirect parents, subsidiaries, brother-sister companies and all other affiliates and related partnerships, joint ventures, or other entities, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this section, and their successors (Released Parties and each a Released Party). For example, I am releasing all common law contract, tort or other claims I have or might have, as well as all claims I have or might have under the Age Discrimination in Employment Act (ADEA), the Worker Adjustment & Retraining Notification Act (the WARN Act), the Family and Medical Leave Act (FMLA), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA) and any similar domestic or foreign laws, such as the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., California Business and Professions Code Section 17200, et seq., and any applicable California Industrial Welfare Commission order. In addition, I am releasing all claims arising from my employment agreements with the Company, my employment relationship with the Company, and the termination of that relationship, as well as all forms of relief, of any kind or nature, causes of action, obligations, duties, demands, actions, debts, sums of money, costs and expenses, including attorney’s fees, promises, damages and liabilities of every nature and description, whether arising under federal, state, local, statutory, common law, or any other domestic or foreign law, rule, or regulation, or that otherwise concern, arise out of, refer, or relate in any way to, or are based upon allegations, facts, or transactions relating in any way to the Company. Further, I understand and agree that this release is a good-faith compromise of disputed wage claims. However, I am not releasing (i) any of the few claims that the law does not permit me to release by private agreement; (ii) vested benefits (except already-denied benefits) under any employee-benefit plan governed by ERISA; (iii) any right I have to be indemnified by the Company; or (iv) my right to enforce this Agreement.
I expressly waive the protection of Section 1542 of the Civil Code of the State of California and any analogous rule or principle of any other jurisdiction. Section 1542 provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
The Company irrevocably, unconditionally, and forever releases (i.e., gives up), all known claims that it has as of the time it signs this Agreement against me and all of my family members, representatives, assigns, attorneys, agents, insurers, and any other person acting by, through, under or in concert with any of the persons or entities listed in this section and their successors arising out of my employment with, or separation from the Company. However, notwithstanding the forgoing, the Company is not releasing (a) any of the few claims that the law does not permit the company to release by private agreement; (b) claims, which for the sake of clarity, are not known or which reasonably could not be known at the time of this Agreement.

Neither I nor the Company is releasing any claims that I or it may have for enforcement of this Agreement.
5.Ownership of Claims: I have not assigned or given away any of the claims I am releasing.
6.Consulting: In conjunction with my resignation from employment, I have agreed to offer consulting services to the Company, pursuant to a separate Consulting Agreement, which will take effect on November 2, 2023.
7.Compensation and Benefit Plans: As of the Resignation Date, I will cease to be eligible to participate under any stock option, bonus, incentive compensation, commission, medical, dental, disability, life insurance, retirement or other compensation or benefit plans of the Company or any affiliate, except as provided in my Consulting Agreement, provided, however, that as referenced above in Section 4, I am not giving up any vested benefits under any plans that have been in effect at the Company during my employment.
8.Applicable Law: To the extent federal law does not apply, this Agreement is governed by the internal laws (and not the conflicts of law rules) of California.
9.Covenants: I acknowledge and agree that:
(a)Medicare: If amounts I receive under this Agreement could be for medical expenses paid for by Medicare, I promise to reimburse Medicare as the government may require. The Company must report all settlements with Medicare-eligible employees to the government. I promise to assist the Company in this regard, if requested, and I agree that the provision of such assistance, which may include giving the Company information needed for reporting, will be a condition precedent to receiving any amounts due under this Agreement. I hereby represent that (initial one):
_X_ I am not Medicare-eligible.
__ I am Medicare-eligible but I have never enrolled in Medicare.
__ I have enrolled in Medicare and my Medicare enrollment number is _____________.
If I violate any promise in this section or if any of my representations in this section are false, I agree to hold the Company and all Released Parties harmless from any Medicare-related liability, reporting penalties and defense costs.
(b)Return of Company Property: I promise to return to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, mobile devices, laptops, thumb drives and any other property of the Company or any Released Party in my possession or control by November 2, 2023, provided, however, that I may retain company documents, files and equipment (including the Company laptop currently in my possession)(collectively, the “Company Property”) during the period in which I am providing consulting services to the

Company under the separate Consulting Agreement solely for the purpose of providing such consulting services. Notwithstanding the foregoing, the Company may, at any time, in its absolute discretion, demand the return of any Company Property. I will comply with any such demand by promptly returning the requested Company Property to the Company. I promise to clear all expense accounts, repay all debts owed to the Company or any Released Party, pay all amounts owed on Company-provided credit cards or accounts (such as cell phone accounts) and cancel or personally assume any such credit cards or accounts. I agree not to incur any expenses, obligations, or liabilities on behalf of the Company.
(c)Announcement: To announce my resignation, both parties agree to issue the statements set forth on Schedule A attached hereto.
(d)Cooperation: I agree that, as requested by the Company, and at no additional cost, I will cooperate reasonably with the Company or any affiliate in effecting a smooth transition of my responsibilities to others and with respect to any current or future investigation or the defense or prosecution of any claims, proceedings, arbitrations or other actions. For example, upon reasonable notice, I will promptly and fully respond to all reasonable inquiries from the Company or any affiliate and its representatives relating to any lawsuit or arbitration and testify truthfully on behalf of the Company in connection with any such lawsuit or arbitration. I further agree that, as reasonably requested by the Company and at no additional cost, I will cooperate fully with the Company or its representatives in any investigation, proceeding, administrative review or litigation brought against the Company or any Released Party by any government agency or private party pertaining to matters occurring during my employment with the Company or any Released Party, provided, however, that after the term of my Consulting Agreement, the Company will request such cooperation with due regard to my personal and professional commitments and provide reasonable reimbursement for my time in the event that such cooperation is requested on more than an occasional basis. To the extent that I incur out-of-pocket expenses (such as travel, meals, postage costs or telephone charges) in assisting the Company or any affiliate at its request, the Company will mail me a reimbursement check for those expenses within 15 days following its receipt of my request for payment, which request shall include satisfactory written substantiation of the claimed expenses.
10.Consideration of Agreement: If initially I did not think any representation made in this Agreement was true or if initially I felt uncomfortable in making it, I have resolved all my doubts and concerns before signing this Agreement. I have carefully read this Agreement, I fully understand what it means, I am entering into it knowingly and voluntarily, and all my representations in it are true. The consideration period described in the box above my signature began when I first was given this Agreement, and I waive any right to have it restarted or extended by any changes made to this Agreement after my first being given a copy of it.
11.Additional Representations: When I decided to sign this Agreement, I was not relying on any representations that are not included in this Agreement. The Company would not have agreed to pay me payments or benefits in exchange for signing this Agreement but for the representations and covenants I made by signing it. I have properly reported all hours that I have worked and I have been paid all compensation, benefits and other amounts that the Company or any Released Party owed me. I have submitted a request for reimbursement for all amounts that I am entitled to receive reimbursement from any of the Released Parties. I understand that the Company in the future may improve employee benefits or pay. I understand that my former job may be refilled.
12.Remedies: Without excluding other remedies available to the Company, if, within three years after the Effective Date of this Agreement, I am convicted or plead guilty or no contest to any federal or state felony in connection with actions or activities in which I engaged related to the Company’s business or products, I shall repay the Company the net amount of the Consideration I received, i.e., the amount of the consideration after the tax withholdings shown on the accompanying wage statement, within thirty (30) days after the entry of the conviction or plea of guilty or no contest, and the Company shall be excused from making any of the remaining Consideration payments, if any, after that date. Further, within three years after the Effective Date of this Agreement, in the event that a federal enforcement authority levies a fine against the Company as a result of or in connection with factual findings sating that said fine resulted from misconduct by me individually or committed at my individual direction during my employment with the Company, may clawback part or all of the consideration paid to me in Section 1 to offset the amount of said fine(s), if any.
13.Arbitration of Disputes: I acknowledge that the Company and I have agreed to resolve on an individual basis any disputes we may have with each other through final and binding arbitration, as set forth in my CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, NON-COMPETITION AND ARBITRATION AGREEMENT. The Federal Arbitration Act will govern this section, but if for any reason the FAA is held to be inapplicable, then the law of arbitrability of the state in which I last worked for the Company will apply.
14.Fees and Costs: In the event of litigation or arbitration relating to this Agreement or its subject matter, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs.
15.Trade Secrets and Confidential Information/Company Property: I acknowledge and reaffirm my obligations under that certain CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, NON-COMPETITION AND ARBITRATION AGREEMENT entered into between the Company and me. I represent that I have never violated the CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, NON-COMPETITION AND ARBITRATION AGREEMENT. I agree to maintain the confidentiality of all communications and information I received or shared while employed by the Company that at the time were protected by the attorney-client privilege and the attorney work product doctrine. I agree that I will return all documents and other items provided to me by the Company, developed or obtained by me in connection with my employment with the Company, or otherwise belonging to the Company in accordance with the provisions of 9 (b).
16.Unlawful Acts, Government and Agency Communication, Testimony, Charges, etc.: Nothing in this Agreement or in the Consulting Agreement prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful, or from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), U.S. Department of Labor (DOL) or U.S. Securities and Exchange Commission (SEC)), subject to any obligation I may have to take steps to protect trade secrets and similar confidential information from public disclosure. However, I promise never to seek or accept any compensatory damages, back pay, front pay or reinstatement remedies for myself personally with respect to any claims released by this Agreement.
17.Board Resignation; Subsidiary Resignations: I hereby resign from the Board of Directors of the Company and of each board of directors or other governing body of each direct and indirect subsidiary of the Company (each, a Subsidiary) of which I am a member, and from each officer position of each Subsidiary.
18.Miscellaneous:
(a)Complete Agreement: This Agreement (including any agreements referenced herein) is the entire agreement relating to any claims or future rights that I have or might have with respect to the Company and the Released Parties. Once in effect, this Agreement is a legally admissible and binding agreement. It will not be construed strictly for or against me, the Company, or any other Released Party. The headings contained in this Agreement are for convenience and shall not affect the meaning or interpretation of this Agreement.
(b)Counterparts: This Agreement may be signed in one or more counterparts or multiple originals, each of which shall be an original but all of which together shall constitute one and the same document. The parties agree that facsimile and electronic signatures have the same force and effect as original signatures.
(c)Waiver: No waiver of any provision of this Agreement shall be binding unless reduced to writing and signed by the waiving party. No such waiver of any provision of this Agreement shall waive of any other provision of this Agreement or constitute a continuing waiver.
(d)Amendments: This Agreement only may be amended by a written agreement that the Company and I both sign.
(e)Effect of Void Provision: If the Company or I successfully assert that any provision in this Agreement is void, the rest of the Agreement will remain valid and enforceable unless the other party to this Agreement elects to cancel it; provided, however, that if the Company asks me to sign a new document containing a legal and enforceable replacement provision in lieu of canceling the Agreement, I promise that I will do so. If this Agreement is canceled, I will repay any payments or benefits I received for signing it.

(f)No Wrongdoing: This Agreement is not an admission of wrongdoing by the Company, any other Released Party, or me; neither it nor any drafts will be admissible evidence of wrongdoing.

YOU MAY NOT MAKE ANY CHANGES TO THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY. YOU HAVE A RIGHT TO CONSULT AN ATTORNEY, AND THE COMPANY ADVISES YOU TO DISCUSS THIS AGREEMENT WITH YOUR ATTORNEY. YOU HAVE 5 BUSINESS DAYS FOLLOWING THE DATE ON WHICH YOU RECEIVED THIS AGREEMENT TO CONSIDER IT AND DELIVER A SIGNED COPY OF IT TO FRED COHEN AT FECOHEN@PACBELL.COM, ALTHOUGH YOU ARE FREE TO SIGN AND DELIVER IT ANYTIME WITHIN THAT PERIOD. BY SIGNING IT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.
YOU MAY RESCIND THIS AGREEMENT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE THAT YOU ARE RESCINDING THIS AGREEMENT TO FRED COHEN AT FECOHEN@PACBELL.COM BEFORE SEVEN DAYS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU RESCIND THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE PAYMENTS OR BENEFITS DESCRIBED IN IT THAT ARE CONTINGENT ON YOUR ENTERING INTO AND NOT RESCINDING THIS AGREEMENT.

Date: 10/30/2023____________    /s/ Reginald Seeto
    Reginald Seeto
Date: 11/1/2023_____________    /s/ Michael Goldberg
    CareDx, Inc.